Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Chris Toth, 949/331-0337

Investor Relations Consultant

chris.toth@newport.com

NEWPORT CORPORATION REPORTS

THIRD QUARTER 2015 RESULTS

Irvine, California — November 4, 2015 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its third quarter and nine months ended October 3, 2015, and its outlook for the fourth quarter of 2015.  The company noted the following regarding the third quarter results:

•                        Net sales of $147.6 million and new orders of $146.5 million;

•                        Net income of $7.1 million, or $0.18 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•                        Non-GAAP net income of $12.4 million, or $0.31 per diluted share, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs and the tax impact of the excluded amounts; and

•                        Repurchases of approximately 1.0 million shares of common stock during the quarter, for a total expenditure of $15.7 million.

Robert Phillippy, President and Chief Executive Officer, commented:  “Our third quarter sales and profit met our expectations, and we expect our financial performance to gain additional momentum in the fourth quarter of 2015 as we continue to focus on achieving new design wins, increasing share in our target markets and implementing our cost reduction initiatives.”

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	October 3,	July 4,	September 27,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2015	2015	2014	Quarter	Period

Sales by End Market

Scientific research	$36,414	$33,421	$32,228	9.0%	13.0%
Microelectronics	34,945	38,948	37,113	-10.3%	-5.8%
Life and health sciences	29,354	26,341	31,126	11.4%	-5.7%
Defense and security	14,770	15,073	13,103	-2.0%	12.7%
Industrial manufacturing and other	32,077	34,194	32,729	-6.2%	-2.0%
Total	$147,560	$147,977	$146,299	-0.3%	0.9%

Orders by End Market

Scientific research	$33,960	$37,285	$30,652	-8.9%	10.8%
Microelectronics	38,057	40,081	33,739	-5.0%	12.8%
Life and health sciences	27,525	26,061	37,859	5.6%	-27.3%
Defense and security	15,076	17,477	12,947	-13.7%	16.4%
Industrial manufacturing and other	31,840	31,034	32,140	2.6%	-0.9%
Total	$146,458	$151,938	$147,337	-3.6%	-0.6%

Operating Income and Net Income

Newport reported operating income for the third quarter of 2015 of $10.5 million, or 7.1% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense and acquisition-related, restructuring and severance costs, the company’s operating income for the third quarter of 2015 was $17.5 million, or 11.9% of net sales.

On a GAAP basis, the company reported net income for the third quarter of 2015 of $7.1 million, or $0.18 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, the company’s net income for the third quarter of 2015 was $12.4 million, or $0.31 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a useful resource for comparison of its financial results between periods.

Liquidity and Share Repurchase Program

As of October 3, 2015, the company had a total of $31.4 million in cash, cash equivalents and restricted cash, total indebtedness of $87.8 million and $140.3 million of borrowing capacity available on its revolving credit facility.

Mr. Phillippy commented, “We accelerated our share repurchase program during the third quarter, repurchasing approximately 1.0 million shares for a total of $15.7 million.  During the last five quarters we have used $38.2 million to repurchase a total of approximately 2.2 million shares.  Share repurchases are an important part of our capital allocation strategy, and we expect to continue to repurchase shares for the foreseeable future.”

The company noted that the amount and timing of future repurchases will depend on factors such as trading limitations, the company’s share price level, its other capital requirements and the terms of its credit facility.

Financial Outlook

Commenting on Newport’s outlook, Mr. Phillippy said, “We expect our sales and earnings to increase sequentially in the fourth quarter of 2015.  We expect our sales to be in the range of $150 million to $156 million, and our non-GAAP earnings per diluted share to be in the range of $0.33 to $0.37.  We also expect to generate more than $20 million in cash from operations in the fourth quarter of 2015.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.  Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, November 4, 2015, at 11:30 a.m. Eastern time (8:30 a.m. Pacific time) to review the company’s results for the third quarter of 2015 and its business outlook for the fourth quarter of 2015.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call will also be available to investors and analysts by dialing (877) 407-8133 within the U.S. and Canada or (201) 689-8040 from abroad.

The webcast will be archived on the Newport investor relations website and a telephonic playback of the conference call will also be available by calling (877) 660-6853 within the U.S. and Canada and (201) 612-7415 from abroad. The telephonic playback will be available beginning at 4:00 p.m. Eastern time on Wednesday, November 4, 2015, and continue through 11:59 p.m. Eastern time on Wednesday, November 11, 2015. The replay passcode is 13623362.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the company’s expectation of improved financial performance in the fourth quarter of 2015; the company’s expectation that it will continue to repurchase shares for the foreseeable future; and the company’s expected sales, non-GAAP earnings per diluted share and cash from operations in the fourth quarter of 2015.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; Newport’s ability to achieve the expected benefits from the integration of acquired businesses and from its cost reduction actions; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In thousands, except per share amounts)	2015	2014	2015	2014

Net sales	$147,560	$146,299	$452,192	$446,421
Cost of sales	85,133	80,334	255,565	245,109
Gross profit	62,427	65,965	196,627	201,312

Selling, general and administrative expense	37,730	39,122	117,029	120,413
Research and development expense	14,232	14,082	44,345	42,538
Loss (gain) on sale or other disposal of assets, net	—	—	1,088	(411)
Operating income	10,465	12,761	34,165	38,772

Interest and other expense, net	(1,353)	(958)	(3,320)	(2,592)
Income before income taxes	9,112	11,803	30,845	36,180

Income tax provision	2,009	2,330	9,308	9,769
Net income	7,103	9,473	21,537	26,411
Net income attributable to non-controlling interests	—	3	—	103
Net income attributable to Newport Corporation	$7,103	$9,470	$21,537	$26,308

Net income	$7,103	$9,473	$21,537	$26,411
Other comprehensive income (loss):
Foreign currency translation gains (losses)	673	(7,203)	(5,290)	(7,567)
Unrecognized net pension gains	79	204	508	306
Unrealized losses on investments and marketable securities	(13)	(155)	(122)	(177)
Other comprehensive income (loss)	739	(7,154)	(4,904)	(7,438)
Comprehensive income	$7,842	$2,319	$16,633	$18,973

Comprehensive (loss) income attributable to non-controlling interests	$—	$(5)	$—	$110
Comprehensive income attributable to Newport Corporation	7,842	2,324	16,633	18,863
Comprehensive income	$7,842	$2,319	$16,633	$18,973

Net income per share attributable to Newport Corporation:
Basic	$0.18	$0.24	$0.55	$0.66
Diluted	$0.18	$0.23	$0.54	$0.65

Shares used in the computation of net income per share:
Basic	38,982	39,921	39,434	39,776
Diluted	39,374	40,612	40,066	40,546

Other operating data:
New orders received during the period	$146,458	$147,337	$453,021	$443,655
Backlog at the end of period scheduled to ship within 12 months			$168,418	$181,189

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In thousands, except percentages and per share amounts)	2015	2014	2015	2014
Net sales	$147,560	$146,299	$452,192	$446,421

Cost of sales:
Cost of sales - GAAP	$85,133	$80,334	$255,565	$245,109
Amortization of intangible assets	968	806	2,877	2,730
Stock-based compensation expense	367	271	1,048	762
Non-GAAP cost of sales	83,798	79,257	251,640	241,617
Non-GAAP gross profit	$63,762	$67,042	$200,552	$204,804

Non-GAAP gross profit as a percentage of net sales	43.2%	45.8%	44.4%	45.9%

Operating income:
Operating income - GAAP	$10,465	$12,761	$34,165	$38,772
Amortization of intangible assets	2,128	1,887	6,361	6,842
Stock-based compensation expense	3,231	3,141	10,058	8,588
Acquisition-related, restructuring and severance costs	1,721	1,763	3,641	3,683
Loss (gain) on sale or other disposal of assets, net	—	—	1,088	(411)
Non-GAAP operating income	$17,545	$19,552	$55,313	$57,474

Non-GAAP operating income as a percentage of net sales	11.9%	13.4%	12.2%	12.9%

Net income attributable to Newport Corporation:
Net income - GAAP	$7,103	$9,470	$21,537	$26,308
Amortization of intangible assets	2,128	1,887	6,361	6,842
Stock-based compensation expense	3,231	3,141	10,058	8,588
Acquisition-related, restructuring and severance costs	1,721	1,763	3,641	3,683
Loss (gain) on sale or other disposal of assets, net	—	—	1,088	(411)
Tax benefit from extraterritorial income exclusions	—	(1,463)	—	(1,463)
Income tax provision on non-GAAP adjustments	(1,801)	(1,217)	(5,841)	(4,789)
Non-GAAP net income	$12,382	$13,581	$36,844	$38,758

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.18	$0.23	$0.54	$0.65
Total non-GAAP adjustments	0.13	0.10	0.38	0.31
Non-GAAP net income per diluted share	$0.31	$0.33	$0.92	$0.96

Three Months Ending
Financial outlook - earnings per diluted share	January 2, 2016

Earnings per diluted share - GAAP	$0.19 - $0.23
Stock-based compensation expense	0.09
Amortization of intangible assets	0.05
Acquisition related, restructuring and severance costs	0.05
Income tax provision on non-GAAP adjustments	(0.05)
Non-GAAP earnings per diluted share	$0.33 - $0.37

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	October 3,	January 3,
(In thousands)	2015	2015

ASSETS
Current assets:
Cash and cash equivalents	$30,440	$46,883
Restricted cash	974	1,704
Marketable securities	—	57
Accounts receivable, net	103,714	96,512
Inventories, net	122,845	112,440
Current deferred tax assets	20,606	20,734
Prepaid expenses and other current assets	18,294	14,948
Total current assets	296,873	293,278

Property and equipment, net	84,362	82,793
Goodwill	103,854	97,524
Long-term deferred tax assets	6,049	5,005
Intangible assets, net	68,228	70,811
Investments and other assets	28,486	30,516
Total assets	$587,852	$579,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,579	$3,772
Accounts payable	31,281	31,448
Accrued payroll and related expenses	31,890	34,607
Accrued expenses and other current liabilities	30,785	31,797
Total current liabilities	97,535	101,624

Long-term debt	84,254	71,000
Pension liabilities	29,432	28,554
Long-term deferred tax liabilities	14,119	14,272
Other long-term liabilities	6,881	7,773

Total stockholders’ equity	355,631	356,704
Total liabilities and stockholders’ equity	$587,852	$579,927